AJ. ROBBINS, PC
216 16th STREET, SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of the Post-Effective Amendment No. 6 to Registration Statement No. 333-166860 on Form F-3 to Form F-1 filed on May 16, 2011 of Asia Entertainment & Resources Ltd., of our report dated May 11, 2010 with respect to the combined financial statements of the Operations of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Iao Pou Gaming Promotion Limited, Doowell Limited and their predecessors (the “Promoter Companies”) and the consolidated financial statements of Asia Gaming & Resort Limited (collectively know as "Asia Entertainment & Resources, Ltd.") as of December 31, 2009 and for the for years ended December 31, 2009 and 2008, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS
Denver, Colorado
May 16, 2011